UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 29, 2014

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1258 Prospect Street, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 858-777-1760

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual General Meeting of Shareholders (the “Annual Meeting”) of Sophiris Bio Inc. (the “Company”) was held on May 29, 2014. As of April 7, 2014, the record date for the Annual Meeting, 16,149,871 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by shareholders at the Annual Meeting is set forth below.

Proposal 1. Set the Number of Directors

The Company’s shareholders approved setting the number of directors of the Company at six. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,120,513	30,093	-	422,652

Proposal 2. Election of Directors

The Company’s shareholders elected the six persons listed below as directors, each to serve until the Company’s 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Lars Ekman, Ph.D., M.D.	7,801,057	360,802	4,417,399
John (Jack) Geltosky, Ph.D.	8,150,520	11,339	4,417,399
Jim Heppell	7,796,411	365,448	4,417,399
Gerald T. Proehl	8,151,241	10,618	4,417,399
Joseph L.Turner	8,152,117	9,742	4,417,399
Randall E. Woods	7,799,460	362,399	4,417,399

Proposal 3. Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,564,685	-	14,572	1

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

June 2, 2014	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer